Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289262

Prospectus supplement

(To prospectus dated August 15, 2025)

11,195,121 Shares of Common Stock

Pre-funded Warrants to Purchase up to 1,000,000 Shares of Common Stock

Warrants to Purchase up to 12,195,121 Shares of Common Stock (or Pre-Funded Warrants)

We are offering 11,195,121 shares of our common stock, $0.0001 par value per share, in this offering, and, in lieu of common stock to certain investors that so choose, pre-funded warrants to purchase 1,000,000 shares of common stock, as well as accompanying common stock warrants to purchase up to an aggregate of 12,195,121 shares of our common stock (or pre-funded warrants in lieu thereof) pursuant to this prospectus supplement and the accompanying prospectus. The purchase price of each pre-funded warrant equals the price per share at which shares of common stock and the accompanying common stock warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant equals $0.0001 per share. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants and common stock warrants. The common stock and pre-funded warrants will be sold in combination with an accompanying common stock warrant to purchase 12,195,121 shares of common stock (or pre-funded warrants in lieu thereof) issued for each share of common stock or pre-funded warrant sold.

The shares of our common stock (or pre-funded warrants) and common stock warrants are immediately separable and will be issued separately. The common stock warrants will be immediately exercisable and will expire three years from the date of issuance. The common stock warrants will have an exercise price of $2.50 per whole share of our common stock, subject to adjustment as described elsewhere in this prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On October 3, 2025, the last reported sale price of our common stock on The Nasdaq Global Select Market was $2.15 per share. There is no established public trading market for the pre-funded warrants or the common stock warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants or the common stock warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per share and accompanying common stock warrant	Per pre-funded warrant and accompanying common stock warrant	Total
Public offering price	$2.05	$2.0499	$24,999,898
Underwriting discounts and commissions(1)	$0.123	$0.123	$1,499,994
Proceeds to Biomea Fusion, Inc., before expenses	$1.927	$1.9269	$23,499,904

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to 1,829,268 additional shares of our common stock and/or warrants to purchase 1,829,268 shares of our common stock from us at the public offering price less the underwriting discounts and commissions.

Delivery of the shares of common stock, the common stock warrants and the pre-funded warrants is expected to be made on or about October 8, 2025.

Book-Running Manager

Jefferies

Lead Manager

H.C. Wainwright & Co.

Prospectus Supplement dated October 6, 2025

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, common stock warrants and pre-funded warrants to certain investors. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $300.0 million, of which this offering is a part. The shares of our common stock, common stock warrants and pre-funded warrants to certain investors that may be sold under this prospectus supplement, are included in the $300.0 million of shares of common stock that may be sold using the accompanying prospectus.

Neither we nor the underwriters have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell or soliciting an offer to buy these securities under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our common stock, common stock warrants or pre-funded warrants.

We are offering to sell, and seeking offers to buy, shares of common stock, common stock warrants and pre-funded warrants to certain investors only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons

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outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock, common stock warrants and pre-funded warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “we,” “us,” “our,” “Biomea,” “the Company” and similar designations refer, collectively, Biomea Fusion, Inc., a Delaware corporation, and its subsidiaries, if any.

All references in this prospectus supplement and the accompanying prospectus to our financial statements include the related notes thereto.

Biomea Fusion, Inc., the Biomea logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus supplement are owned by us. This prospectus supplement, any applicable prospectus or any information incorporated herein or therein may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

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MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement, including the information incorporated by reference herein, contains estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and under similar sections of the accompanying prospectus and other periodic reports incorporated herein and therein by reference.

Company Overview

We are a clinical-stage diabetes and obesity medicines company focused on the discovery and development of oral small molecule drugs to treat patients with metabolic diseases. A covalent small molecule drug is a synthetic compound that forms a permanent bond to its target protein and offers a number of potential advantages over conventional non-covalent drugs, including greater target selectivity, lower drug exposure, and the ability to drive a deeper, more durable response. Leveraging our extensive expertise in covalent binding chemistry and development, we built our proprietary FUSION™ System discovery platform to advance a pipeline of novel small molecule product candidates.

Our lead clinical program’s drug candidate, icovamenib, is currently being developed as an orally bioavailable, and selective covalent inhibitor of menin in two clinical trials and multiple preclinical studies, investigating icovamenib’s potential in type 1 and type 2 diabetes, as well as its impact in obesity. Menin serves as a checkpoint to prevent beta cell proliferation. Thus, we believe inhibiting menin via icovamenib has the potential to enable the proliferation, preservation, and reactivation of healthy, function beta cells capable of producing insulin, thereby leading to long-term glycemic control in patients with type 1 and type 2 diabetes. Menin is also an important transcriptional regulator known to play a direct role in oncogenic signaling in multiple cancers and in beta cell homeostasis. Icovamenib’s mechanism has also shown synergistic effects when combined with GLP-1-based therapy, allowing for enhanced efficacy in glycemic management and weight reduction, additionally paired with preservation of lean muscle mass.

In preclinical studies, the administration of icovamenib has produced a pronounced effect in models of diabetes, normalizing glucose levels during treatment and even after drug washout. As of the date of this prospectus, icovamenib is being evaluated in type 1 and type 2 diabetes across two Phase II ongoing clinical trials. With a strategic focus to become a diabetes and obesity medicines company, we plan to conclude our studies exploring icovamenib’s potential in oncology and explore partnerships to further advance our oncology assets (BMF-500, a covalent inhibitor of FLT3, currently in a Phase I study), while concentrating internal resources on metabolic diseases.

In October 2024, we announced the nomination of BMF-650 our investigational, next-generation, oral small molecule glucagon-like peptide-1receptor agonist (GLP-1 RA). With its unique pharmacokinetic profile and enhanced bioavailability, we believe BMF-650 has the potential to provide a best-in-class therapeutic option for diabetes and obesity.

Recent Developments

COVALENT-111 Study

In October 2025, we reported 52-week results from the COVALENT-111 Phase II clinical trial evaluating icovamenib in patients with type 2 diabetes (T2D) diagnosed within the last 7 years. COVALENT-111 is a randomized, double-blind, placebo-controlled trial that enrolled 267 adult patients with T2D inadequately controlled without or with up to three antihyperglycemic agents. Patients were treated with one of three dosing regimens of icovamenib, Arm A at 100mg QD (once daily) for 8 weeks,

Arm B at 100mg QD for 12 weeks, and Arm C at 100 mg QD for 8 weeks and 100mg BID (twice daily) for 4 weeks, and followed for 52 weeks.

As prespecified in the statistical analysis plan, outcomes were prospectively evaluated by diabetes phenotype using the Ahlqvist algorithm, with a primary focus on the severe insulin deficient diabetes subgroup, characterized by impaired insulin secretion, the lowest beta cell function among T2D subtypes, and rapid disease progression. In this prespecified subgroup, icovamenib dosed for 12 weeks in Arms B and C (n=10) resulted in a mean HbA1c reduction of 1.2% (p=0.01) sustained through Week 52, with the strongest effect observed in Arm B, the 100 mg QD arm (mean reduction of 1.5%, p=0.01). In patients on background GLP-1 receptor agonist therapy who had not achieved their target HbA1c at baseline, icovamenib demonstrated a mean HbA1c reduction of 1.3% (p=0.05) sustained through Week 52.

Icovamenib was generally well-tolerated in the trial, with no treatment-related serious adverse events or discontinuations due to adverse events. These findings highlight the potential of icovamenib to deliver durable glycemic benefit in patients with severe insulin deficiency and those inadequately controlled on GLP-1 therapy.

Company Information

We were formed under the laws of the State of Delaware on August 9, 2017 under the name “Biomea Fusion, LLC.” On December 18, 2020, all outstanding membership interests in Biomea Fusion, LLC were converted to equity interests in Biomea Fusion, Inc. In April 2021, we completed the initial public offering of our common stock.

Our principal executive offices are located at 1599 Industrial Road San Carlos, CA 94070, and our telephone number is (650) 980-9099. Our corporate website address is www.biomeafusion.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement, as listed under in the section titled “Incorporation of Certain Information by Reference.”

The Offering

Common stock offered by us	11,195,121 shares of common stock (or 13,024,389 shares if the underwriters exercise their option to purchase additional shares in full).

Each share of common stock is being offered and sold together with an accompanying common stock warrant to purchase shares of common stock (or pre-funded warrants in lieu thereof) at a combined offering price of $2.05.

Pre-funded warrants offered by us	We are also offering, in lieu of common stock to certain investors, pre-funded warrants to purchase 1,000,000 shares of common stock. Each pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase 1,000,000 shares of common stock (or pre-funded warrants in lieu thereof) at a combined offering price of $2.0499. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock and accompanying stock warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. Each pre-funded warrant will be exercisable at any time after the date of issuance, subject to an ownership limitation. See Description of Warrants. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants.

Common stock warrants offered by us	Common stock warrants to purchase up to 12,195,121 shares of our common stock (or pre-funded warrants in lieu thereof) (or warrants to purchase up to 14,024,389 shares of our common stock if the underwriters exercise their option to purchase additional warrants in full). Each share of our common stock or pre-funded warrant is being offered and sold together with an accompanying common stock warrant to purchase shares of our common stock (or pre-funded warrants in lieu thereof).

Each common stock warrant will have an initial exercise price per share of $2.50, subject to certain adjustments, is exercisable immediately, and will expire three years from the date of issuance. For more information, see the section titled Description of Warrants on page S-23 of this prospectus supplement. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the common stock warrants (or pre-funded warrants in lieu thereof).

Option to purchase additional shares	We have granted the underwriters the option for a period of 30 days to purchase an additional 1,829,268 shares of our common stock and/or warrants to purchase 1,829,268 shares of our common stock, which it may exercise, in whole or in part. The number of shares subject to the underwriters’ option equals 15% of the total number of shares of common stock and pre-funded warrants we are offering.

Common stock to be outstanding immediately after this offering	69,322,377 shares (or 71,151,645 shares, if the underwriters exercise in full their option to purchase additional shares) assuming no exercise of any warrants included in this offering.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $23.0 million (or approximately $26.5 million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and restricted cash, to fund the Phase IIb development of Icovamenib in type 2 diabetes and the clinical development of our next-generation, oral small-molecule GLP-1 receptor agonist candidate, BMF-650, in obesity and diabetes, as well as for other general corporate purposes.

See “Use of Proceeds” on page S-13 of this prospectus supplement.

Risk factors	Your investment involves a high degree of risk. See the information contained in “Risk Factors” beginning on page S-6 of this prospectus supplement, and in the related sections of the accompanying prospectus and in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Global Select Market symbol	“BMEA” There is no established public trading market for the common stock warrants or the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the common stock warrants or the pre-funded warrants on any securities exchange or recognized trading system.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 58,127,256 shares outstanding as of June 30, 2025. The number of shares outstanding as of June 30, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

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6,628,470 shares of our common stock issuable upon the exercise of stock options issued and outstanding as of June 30, 2025 under our 2020 Equity Incentive Plan (the “2020 Plan”), our 2021 Incentive Award Plan (the “2021 Plan”), and our 2023 Inducement Equity Plan (the “Inducement Plan”) at a weighted-average exercise price of $9.38 per share

∎	3,026,601 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025, at a weighted-average exercise price of $1.55 per share;

∎	954,000 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June, 2025, at a weighted average exercise price of $1.53 per share;

∎	5,197,494 shares of our common stock reserved for future issuance as of June 30, 2025 under our 2021 Plan;

∎	1,839,250 shares of our common stock reserved for future issuance as of June 30, 2025 under our Inducement Plan;

∎	850,949 shares of our common stock reserved for issuance as of June 30, 2025 under our 2021 Employee Stock Purchase Plan;

∎	1,381,262 shares of common stock issued subsequent to June 30, 2025 upon the partial exercise of the underwriters’ option to purchase additional shares in our June 2025 underwritten public offering;

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23,550,000 shares of our common stock issuable upon the exercise of pre-funded warrants and common stock warrants to purchase shares of common stock that we issued in connection with our June 2025 underwritten public offering; and

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Up to $100.0 million of shares of our common stock that may be sold from time to time pursuant to our Equity Distribution Agreement with Piper Sandler & Co. entered into on November 25, 2022, of which 2,271,122 shares have been sold to date and which has resulted in net proceeds of approximately $5.2 million to date.

To the extent that any options are exercised, new options are issued or we otherwise issue additional shares of common stock or pre-funded warrants or warrants in the future at a price less than the public offering price, there may be further dilution to new investors purchasing common stock, common stock warrants or pre-funded warrants in this offering. To the extent that pre-funded warrants or common stock warrants purchased in this offering are exercised, investors purchasing our securities in this offering may experience dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options referred to above no exercise by the underwriters of their option to purchase additional shares of our common stock and/or common stock warrants and no exercise of the pre-funded warrants or common stock warrants we are offering in this offering.

Risk Factors

Your investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

If you purchase our securities in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. After giving effect to (i) an aggregate of 11,195,121 shares of our common stock sold at a price of $2.05 per share and accompanying common stock warrant and (ii) pre-funded warrants to purchase 1,000,000 shares of our common stock sold at a public offering price of $2.0499 per pre-funded warrant and accompanying common stock warrant, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.24 per share, if you purchase securities in this offering, you will suffer immediate dilution of $1.34 per share in the net tangible book value as of June 30, 2025 of the securities you purchase representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price per share of common stock. The exercise of outstanding stock options or other convertible securities will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion in the use of our cash, cash equivalents and restricted cash, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and restricted cash, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. Because of the number and variability of factors that will determine our use of these funds, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use to fund our operations, we may invest our cash, cash equivalents and restricted cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable for our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a substantial number of shares of our common stock in the public market after this offering could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. In particular, if and when a new prospectus, prospectus supplement or a new registration statement is filed, we may sell additional shares of our common stock to raise capital, including pursuant to our Equity Distribution Agreement with Piper Sandler & Co. entered into on November 25, 2022, under which we may sell up to $100,000,000 of our common stock, of which 2,271,122 shares have been sold to date and which has resulted in net proceeds of approximately $5.2 million to date. We are unable to predict the effect that any future sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact the price of our common stock. The sale, or the availability for sale, of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

In connection with this offering, for a period of 60 days following this offering, we and our directors and executive officers, and certain of our stockholders, have entered into lock-up agreements. We and our directors and executive officers, and certain of our stockholders, may be released from such lock-up agreements prior to the expiration of the applicable lock-up period with the prior written consent of Jefferies LLC (see the section titled “Underwriting” beginning on page S-27 of this prospectus supplement). Upon expiration or earlier release of the lock-up, we and our directors, executive officers and certain of our stockholders may sell shares into the market, which could adversely affect the market price of shares of our common stock. Future issuances of our common stock or our other equity securities could further depress the market for our common stock. We expect to continue to incur preclinical and clinical development and selling, general and administrative costs, and may need to sell additional equity securities to satisfy our funding requirements. The sale or the proposed sale of substantial amounts of our common stock or our other equity securities may adversely affect the market price of our common stock and our stock price may decline substantially.

Moreover, certain of our stockholders have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have also registered all shares of common stock that we may issue under our equity compensation plans. Such registered shares can be freely sold in the public market, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

The trading price of the shares of our common stock could be highly volatile, and purchasers of our common stock could incur substantial losses.

Since our common stock began trading on The Nasdaq Global Select Market on April 16, 2021, our stock has traded at prices as low as $1.29 per share and as high as $41.80 per share through September 30, 2025. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those described in the sections captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and The Nasdaq Global Select Market and the stock of biotechnology and emerging pharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

The market price for our common stock may be influenced by many factors, including:

∎	the timing, progress, costs and results of our ongoing, planned or any future preclinical studies, clinical trials or clinical development programs;

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the commencement, enrollment, progress or results of clinical trials of our product candidates or any future clinical trials we may conduct, or changes in the development status of our product candidates;

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adverse results or delays in preclinical studies and clinical trials such as the previously announced clinical hold on our INDs for the Phase I/II clinical trials of icovamenib in type 2 and type 1 diabetes, from June 2024 to September 2024;

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our decision to initiate a clinical trial, not to initiate a clinical trial, or to terminate an existing clinical trial, including due to the suspension of a clinical trial by the FDA or other regulatory authorities;

∎	any delay in our regulatory filings or any adverse regulatory decisions, including failure to receive regulatory approval of our product candidates;

∎	changes in laws or regulations applicable to our product candidates and any future products, including but not limited to clinical trial requirements for approvals;

∎	adverse developments concerning our manufacturers or our manufacturing plans;

∎	our inability to obtain adequate supply for any of our product candidates or the components thereof, or inability to do so at acceptable prices;

∎	our inability to establish collaborations if needed;

∎	our failure to commercialize our product candidates;

∎	additions or departures of key scientific or management personnel;

∎	unanticipated serious safety concerns related to the use of our product candidates;

∎	introduction of new products or services offered by us or our competitors;

∎	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

∎	our ability to effectively manage our growth;

∎	our ability to develop our product candidates for the treatment of type 1 and type 2 diabetes or other metabolic diseases or in various oncology indications;

∎	actual or anticipated variations in quarterly operating results;

∎	our cash position;

∎	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

∎	publication of research reports about us or our industry, or menin inhibitors in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

∎	changes in the market valuations of similar companies;

∎	changes in the structure of healthcare payment systems;

∎	overall performance of the equity markets;

∎	sales of our common stock by us or our stockholders in the future;

∎	trading volume of our common stock;

∎	changes in accounting practices;

∎	ineffectiveness of our internal controls;

∎	disputes or other developments relating to intellectual property or proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

∎	significant lawsuits, including intellectual property or stockholder litigation;

∎	the impact of any natural disasters or public health emergencies;

∎	inflationary pressures and general economic, political, industry and market conditions; and

∎	other events or factors, many of which are beyond our control; and

∎	other factors described in this “Risk Factors” section.

We do not intend to pay dividends on our common stock so any returns will be limited to the value of our stock.

We have never declared or paid cash dividends on our capital stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the terms of any future debt agreements we may enter into may preclude us from paying dividends. Any return to stockholders will therefore be limited to the appreciation of their stock.

There is no public market for the pre-funded warrants or common stock warrants being offered in this offering.

There is no public trading market for the pre-funded warrants or common stock warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common stock warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Select Market. Without an active market, the liquidity of the pre-funded warrants and/or common stock warrants will be limited.

We will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for $0.0001 per share of common stock underlying such warrant, which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the pre-funded warrants.

The common stock warrants are speculative in nature. You may not be able to recover your investment in the common stock warrants, and the common stock warrants may expire worthless.

The common stock warrants do not confer any rights of our common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, immediately after the date of issuance, holders of common stock warrants may exercise their right to acquire the underlying common stock (or pre-funded warrants in lieu thereof) and pay an exercise price per share equal to $2.50, subject to certain adjustments, and the common stock warrants will expire three years after the date of issuance.

Moreover, following this offering, the market value of the common stock warrants, if any, is uncertain and there can be no assurance that the market value of the common stock warrants will equal or exceed their imputed offering price. In addition, there can be no assurance that the market price of our common stock will equal or exceed the exercise price of the common stock warrants for a sustained period of time or at all, and, consequently, it may not ever be profitable for holders of the common stock warrants to exercise the common stock warrants.

Holders of pre-funded warrants or common stock warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common stock warrants and acquire our common stock.

Until holders of pre-funded warrants or common stock warrants acquire shares of our common stock upon exercise of the pre-funded warrants or common stock warrants, holders of pre-funded warrants or common stock warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants or common stock warrants. Upon exercise of the pre-funded warrants or common stock warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants that they hold.

A holder of a warrant will not be entitled to exercise any portion of any warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of the warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock unless such percentage is increased upon at least 61 days’ prior notice, but not in excess of 19.99%. As a result, you may not be able to exercise your warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants.

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants, holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants at the time that holders wish to exercise such pre-funded warrants or common stock warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of shares of our common stock that holders will receive upon exercise of the pre-funded warrants or common stock warrants will be fewer than it would have been had such holder exercised the warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants or common stock warrants for cash if a current and effective registration statement relating to the shares of our common stock issuable upon exercise of the pre-funded warrants or common stock warrants is available.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “seek,” “outlook,” “approximately” or the negative version of these words or other comparable words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

∎	our financial performance;

∎	the sufficiency of our existing cash, cash equivalents and restricted cash to fund our future operating expenses and capital expenditure requirements;

∎	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

∎	the implementation of our strategic plans for our business and product candidates;

∎	the size of the market opportunity for our product candidates and our ability to maximize those opportunities;

∎	the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials and INDs and other regulatory submissions;

∎	our ability to develop our product candidates or for the treatment of type 1 or type 2 diabetes or other metabolic diseases or in various oncology indications;

∎

the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates and the ability of our FUSION™ System to generate additional product candidates with such characteristics;

∎	the timing, progress and focus of our ongoing and future clinical trials, and the reporting of data from those trials;

∎	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other favorable results;

∎	our plans relating to the clinical development of our product candidates, including the disease areas to be evaluated;

∎	our ability to obtain and maintain regulatory approval of our product candidates;

∎	our plans relating to commercializing our product candidates, if approved;

∎	our estimates of the patient populations addressable by our product candidates, if approved, and the number of participants that will enroll in our ongoing and planned clinical trials;

∎	the expected benefits of potential future strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise;

∎	the success of competing therapies that are or may become available;

∎	the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for our product candidates;

∎	our plans relating to the further development and manufacturing of our product candidates, including for additional indications that we may pursue;

∎	existing regulations and regulatory developments in the United States and other jurisdictions;

∎	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

∎	our plan to rely on third parties to conduct and support preclinical and clinical development;

∎	our ability to retain the continued service of our key personnel and to identify, hire and then retain additional qualified personnel;

∎	the impact of any global heath emergencies or other related disruptions on our business;

∎	the impact of new laws and regulations or amendments to existing laws and regulations in the United States and foreign countries;

∎

unfavorable macroeconomic conditions or market volatility resulting from global economic conditions or geopolitical developments, including supply chain issues, inflationary pressures, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions and economic slowdowns or recessions, acts of war and civil and political unrest;

∎	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended; and

∎	our anticipated use of our existing cash, cash equivalents and restricted cash and the net proceeds from this offering and any other financing transaction we may undertake.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, particularly in the “Risk Factors” section of this prospectus supplement in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments that we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Proceeds

We estimate that the net proceeds to us from the sale of the shares of common stock or pre-funded warrants and common stock warrants that we are offering will be approximately $23.0 million, or approximately $26.5 million if the option to purchase additional shares is exercised in full by the underwriters, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants. If all of the common stock warrants sold in this offering were to be exercised in cash at an exercise price per share equal to $2.50, we would receive additional proceeds of approximately $30.5 million. We cannot predict when or if the common stock warrants will be exercised. It is also possible that the common stock warrants may expire and may never be exercised.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and restricted cash, to fund the Phase IIb development of Icovamenib in type 2 diabetes and the clinical development of our next-generation, oral small-molecule GLP-1 receptor agonist candidate, BMF-650, in obesity and diabetes, as well as for other general corporate purposes.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, feedback from regulatory authorities, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds. Pending use of the proceeds as described above, we intend to invest the proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose.

After the completion of this offering, assuming net proceeds to us, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $23.0 million, we expect that our cash, cash equivalents and restricted cash, will be sufficient to fund our current operating and capital expenditure plans into the second half of 2027. Without the proceeds from this offering, our existing cash, cash equivalents and restricted cash, will be sufficient to fund our operating and capital expenditure plans into the second half of 2026. Our future capital requirements will depend on many factors, including those discussed in “Liquidity and Capital Resources” section of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Dividend Policy

We have not declared or paid any cash dividends on our capital stock since our inception. We currently intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant.

Dilution

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock or pre-funded warrant and accompanying common stock warrant in this offering in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2025 was $27.5 million, or $0.47 per share of common stock, based upon 58,127,256 shares outstanding as of that date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding. After giving effect to the (i) issuance and sale of 11,195,121 shares of our common stock and accompanying common stock warrants to purchase an additional 11,195,121 shares of common stock in this offering at a combined public offering price of $2.05 per share and (ii) pre-funded warrants to purchase 1,000,000 shares of our common stock and accompanying common stock warrants to purchase an additional 1,000,000 shares of our common stock in this offering at a combined public offering price of $2.0499 per underlying share warrant (which equals the price per share at which shares of our common stock are being sold in this offering, minus the $0.0001 per share exercise price of each such pre-funded warrant), including shares of common stock issuable upon exercise of the pre-funded warrants and common stock warrants but excluding any resulting accounting associated therewith, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our adjusted net tangible book value as of June 30, 2025 would have been $50.5 million, or $0.71 per share. This represents an immediate increase in net tangible book value of $0.24 per share to our existing stockholders, and an immediate dilution of $1.34 per share to investors purchasing shares of common stock and pre-funded warrants and accompanying common stock warrants in this offering.

The following table illustrates this calculation on a per share basis, assuming the underwriters do not exercise their option to purchase additional shares of common stock:

Public offering price per share (or pre-funded warrant) and accompanying common stock warrant		$2.05
Historical net tangible book value per share as of June 30, 2025	$0.47
Increase in net tangible book value per share attributable to investors participating in this offering	0.24

Pro forma net tangible book value per share as of June 30, 2025, after giving effect to this offering		0.71

Dilution of pro forma net tangible book value per share to new investors participating in this offering		$1.34

If the underwriters exercise their option to purchase shares of common stock and/or common stock warrants to purchase additional shares of our common stock in full, the as adjusted net tangible book value after this offering would be approximately $0.75 per share, representing an increase in net tangible book value of approximately $0.28 per share to existing stockholders and immediate dilution in net tangible book value of approximately $1.30 per share to investors purchasing our common stock (or pre-funded warrants) and common stock warrants in this offering at $2.05 per share.

If the holders of common stock warrants exercised the common stock warrants offered in this offering in full, our as adjusted net tangible book value per share after this offering would be $0.71, representing an immediate increase in as adjusted net tangible book value per share of $0.24 to existing stockholders and immediate dilution in as adjusted net tangible book value per share of $1.79 to purchasers in this offering.

The foregoing tables and calculations (other than the historical net tangible book value calculation) are based on 58,127,256 shares of our common stock outstanding as of June 30, 2025, and assumes the full exercise of the pre-funded warrants and common stock warrants sold in this offering. The number of shares outstanding as of June 30, 2025 excludes:

∎

6,628,470 shares of our common stock issuable upon the exercise of stock options issued and outstanding as of June 30, 2025 under our 2020 Plan, 2021 Plan, and our Inducement Plan at a weighted-average exercise price of $9.38 per share;

∎	3,026,601 shares of our common stock issuable upon the exercise of stock options granted subsequent to June 30, 2025, at a weighted-average exercise price of $1.55 per share;

∎	954,000 shares of our common stock issuable upon the vesting and settlement of restricted stock units granted subsequent to June 30, 2025, at a weighted average exercise price of $1.53 per share;

∎	5,197,494 shares of our common stock reserved for future issuance as of June 30, 2025 under our 2021 Plan;

∎	1,839,250 shares of our common stock reserved for future issuance as of June 30, 2025 under our Inducement Plan;

∎	850,949 shares of our common stock reserved for issuance as of June 30, 2025 under our 2021 Employee Stock Purchase Plan;

∎	1,381,262 shares of common stock issued subsequent to June 30, 2025 upon the partial exercise of the underwriters’ option to purchase additional shares in our June 2025 underwritten public offering;

∎

23,550,000 shares of our common stock issuable upon the exercise of pre-funded warrants and common stock warrants to purchase shares of common stock issued in our June 2025 underwritten public offering; and

∎

Up to $100.0 million of shares of our common stock that may be sold from time to time pursuant to our Equity Distribution Agreement with Piper Sandler & Co. entered into on November 25, 2022, of which 2,271,122 shares have been sold to date and which has resulted in net proceeds of approximately $5.2 million to date.

To the extent that outstanding options are exercised, new options or other securities are issued under our equity incentive plans or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Material U.S. Federal Income Tax Consequences For Non.-U.S. Holders

The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their purchase, ownership and disposition of shares of our common stock, common stock warrants and pre-funded warrants issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

∎	a non-resident alien individual;

∎	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or

∎

an estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis and that (1) is not subject to the primary supervision of a court within the United States or over which no U.S. persons have authority to control all substantial decisions and (2) has not made an election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion does not address the tax treatment of partnerships or other entities or arrangements that are pass-through entities for U.S. federal income tax purposes (including S-corporations) or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock, common stock warrants or pre-funded warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock, common stock warrants or pre-funded warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, any estate tax, any tax considerations resulting from a non-U.S. holder having a functional currency other than the U.S. dollar, the timing of income accruals required under Section 451(b) of the Code, the Medicare tax on net investment income or any aspects of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

∎	insurance companies;

∎	banks;

∎	tax-exempt or governmental organizations;

∎	financial institutions;

∎	brokers or dealers in securities;

∎	regulated investment companies;

∎	pension plans;

∎	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

∎	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

∎	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

∎	persons deemed to sell our common stock, common stock warrants or pre-funded warrants under the constructive sale provisions of the Code;

∎	persons that hold our common stock, common stock warrants or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

∎	persons who hold or receive our common stock, common stock warrants or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation; and

∎	persons who have elected to mark securities to market;

∎	U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock, common stock warrants or pre-funded warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, common stock warrants or pre-funded warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, for U.S. federal income tax purposes, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and upon exercise, the holding period of the share of common stock received should include the holding period of the pre-funded warrant. Similarly, the tax basis of a share of common stock received upon exercise of a pre-funded warrant should include the tax basis of the pre-funded warrant increased by the exercise price of $0.0001 per share. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes, and the discussion below, to the extent it pertains to our common stock, is generally intended to also pertain to the pre-funded warrants.

Treatment of Common Stock Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a common stock warrant and the related receipt of warrant shares (unless cash is received in lieu of the issuance of a fractional warrant share). A U.S. holder’s initial tax basis in a warrant share will be equal to the sum of (a) such U.S. holder’s tax basis in the common stock warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such common stock warrant. A U.S. holder’s holding period in a warrant share received on the exercise of a common stock warrant generally should begin on the day after the date that such common stock warrant is exercised by such U.S. holder.

In certain circumstances, the common stock warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a common stock warrant on a cashless basis, including with respect to their holding period and tax basis in the warrant share.

Distributions on the Shares or the Warrant Shares

We do not anticipate declaring or paying any future distributions. However, if we do make distributions on the Shares or the warrant shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares or the warrant shares, as applicable. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares or warrant shares, subject to the tax treatment described in “—Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares.”

Sale or Other Taxable Disposition of the Shares, Pre-Funded Warrants, Common Stock Warrants or Warrant Shares

Upon the sale, exchange or other taxable disposition of the Shares, pre-funded warrants (other than by exercise), common stock warrants (other than by exercise) or warrant shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in the Shares, pre-funded warrants, common stock warrants or warrant shares. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Shares, pre-funded warrants, common stock warrants or warrant shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Lapse of Pre-Funded Warrants and Common Stock Warrants

Upon the lapse or expiration of a pre-funded warrant or a common stock warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the pre-funded warrant or the common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the pre-funded warrant or the common stock warrant is held for more than one year. Deductions for capital losses are subject to limitations.

Certain Adjustments to the Pre-Funded Warrants and Common Stock Warrants

The terms of each pre-funded warrant and common stock warrant provide for an adjustment to the number of warrant shares for which the pre-funded warrant or common stock warrant may be exercised and/or to the exercise price of the pre-funded warrant or common stock warrant in certain events. An adjustment to the exercise price of a pre-funded warrant or common stock warrant may be treated as a constructive distribution to a U.S. holder of the pre-funded warrants or common stock warrant depending on the circumstances of such adjustment if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment. In addition, the failure to provide for such an adjustment (or to adequately adjust) may also result in a deemed distribution to U.S. holders of the pre-funded warrants or common stock warrants or Shares. Any such constructive distribution may be taxable whether or not there is an actual distribution of cash or other property. However, adjustments to the exercise price of pre-funded warrants warrants or common stock made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders thereof generally should not be considered to result in a constructive distribution. Generally, such deemed distributions will be taxable in the same manner as an actual distribution as described in “—Distributions on the Shares or the Warrant Shares,” except that it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividend-received deduction applicable to certain dividends paid to corporate holders. Generally, a U.S. holder’s tax basis in the underlying stock will be increased to the extent any such constructive distribution is treated as a dividend. Proposed U.S. Treasury Regulations address the amount of, timing of, and withholding obligations in respect to, constructive distributions made to holders of convertible securities such as the pre-funded warrants or common stock warrants. These proposed regulations are effective for constructive distributions made on or after the date of finalization, but may generally be relied upon as to certain matters for constructive distributions that occur prior to such date. U.S. holders should consult their own tax advisors regarding the application of such regulations and other tax considerations relating to the possibility of constructive distributions.

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. If we or the applicable withholding agent are unable to determine, at a time reasonably close to the date of payment of a distribution on our common stock, what portion, if any, of the distribution will constitute a dividend, then we or the applicable withholding agent may withhold U.S. federal income tax on the basis of assuming that the full amount of the distribution will be a dividend. If we or another withholding agent apply over-withholding, a non-U.S. holder may be entitled to a refund or credit of any excess tax withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a properly executed IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:

∎

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax described above in “—Distributions on Our Common Stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;

∎

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) with respect to the gain and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax described above in “—Distributions on Our Common Stock” also may apply with respect to such effectively connected gain, as adjusted for certain items;

∎

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

∎

we are, or have been, at any time during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation,” as defined in the Code and applicable Treasury Regulations, unless our common stock is “regularly traded,” as defined by applicable U.S. Treasury Regulations, on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a “United States real property holding corporation” during the relevant period and the foregoing 5% exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its “United States real property interests,” as defined in the Code and applicable Treasury Regulations, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a “United States real property holding corporation,” or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting

We, or any other applicable withholding agent, must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions, regardless of whether any tax was actually withheld. Non-U.S. holders may have to comply with specific certification procedures, such as the provision of a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI (or other applicable Form W-8), to establish that the holder is not a United States person (as defined in the Code), or otherwise establish an exemption, in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Description Of Warrants

The following is a brief summary of certain terms and conditions of the pre-funded warrants and common stock warrants being offered by this prospectus supplement. The following description is subject in all respects to the provisions contained in the pre-funded warrants and common stock warrants.

Description of Pre-Funded Warrants

Form

The pre-funded warrants will be issued as individual warrant agreements to the investors. The form of pre-funded warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The pre-funded warrants will not expire.

Exercisability

The pre-funded warrants are exercisable at any time between their original issuance and their expiration. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice solely by means of a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the last trade price of our common stock on the exercise date.

Exercise limitations

Under the pre-funded warrants, we may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of any pre-funded warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock, and without taking account any other pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise price

The exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.0001 per share of common stock. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The exercise price will not be adjusted below the par value of our common stock.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent. The pre-funded warrants will be held in definitive form by the purchasers. The ownership of the pre-funded warrants and any transfers of the pre-funded warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange listing

We do not plan on applying to list the pre-funded warrants on the Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Warrant agent

We will initially serve as the warrant agent under the pre-funded warrants.

Fundamental transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person in which we are not the surviving entity, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each pre-funded warrant shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No rights as a stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant. Additionally, a holder is generally not entitled to receive distributions paid with respect to common stock prior to the exercise of the pre-funded warrant, and instead such distributions are expected to be held in abeyance for the holder until such pre-funded warrant is exercised or the ownership limitations would not be exceeded, at which time such holder shall be entitled to receive such distributions.

Description of Common Stock Warrants

Form

The common warrants will be issued as individual warrant agreements to the investors. The form of common warrant will be filed as an exhibit to our Current Report on Form 8-K that we expect to file with the SEC in connection with this offering.

Term

The common warrants will expire three years from the date of issuance.

Exercisability

The common stock warrants are exercisable at any time after their original issuance. Except as noted below, the common stock warrants will be exercisable solely by means of a cash exercise at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the applicable exercise price in immediately available funds for the number of shares of our common stock purchased upon such exercise. If, at the time a holder exercises its common stock warrants, a registration statement registering the issuance of the shares of common stock underlying the common stock warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect to exercise the common stock warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the common stock warrant. No fractional shares of our common stock will be issued in connection with the exercise of a common stock warrant. In lieu of any fractional shares, we will pay cash equal to the product of such fraction multiplied by the fair market value of one share underlying such common stock warrant.

Exercise Limitations

Under the common stock warrants, we may not effect the exercise of any common stock warrant, and a holder will not be entitled to exercise any portion of any common stock warrant, (i) if immediately prior to exercise the holder (together with its affiliates) beneficially owns an aggregate number of shares of our common stock greater than 4.99% or 9.99%, as applicable, of the number of shares of our common stock outstanding immediately before giving effect to the exercise of any common stock warrant or (ii) to the extent that immediately following exercise, the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the issuance of such shares of common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The initial exercise price per whole share of our common stock purchasable upon the exercise of the common stock warrants is $2.50 per share of common stock (or, if the purchaser elects, $0.0001 per pre-funded warrant). The exercise price of the common stock warrants and the number of shares of our common stock (or, if the purchaser elects, pre-funded warrants) issuable upon exercise of the common stock warrants is subject to appropriate adjustment in the event of certain stock dividends, subdivisions, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Transferability

Subject to applicable laws and the restrictions on transfer set forth in the common stock warrants, the common stock warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not plan on applying to list the common stock warrants on The Nasdaq Global Select Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the common stock warrants, which generally includes a merger or consolidation resulting in the sale of 50% or more of the voting securities of the Company, the sale of all or substantially all of the assets or voting securities of the Company, or other change of control transaction, the holders of the common stock warrants will be entitled to receive upon exercise of the common warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the common stock warrants immediately prior to such change of control without regard to any limitations on exercise contained in the common stock warrants. Notwithstanding the foregoing, as more fully described in the common stock warrants, in the event of certain fundamental transactions, the holders of the common stock warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common stock warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our common stock, the holder of a common stock warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the common stock warrant to receive shares of our common stock. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a common stock warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “—Description of Common Warrants—Exercise limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised. In the event of certain distributions, including cash dividends, if any, to all holders of our common stock for no consideration, the holder of a common stock warrant shall be entitled to participate in such distributions to the same extent as if a holder of shares of our common stock, subject to not exceeding the ownership limitations described above under “—Description of Common Warrants—Exercise limitations,” in which case such distribution shall be held in abeyance for the benefit of such holder until the earlier of such time as the ownership limitations would not be exceeded or the warrant is exercised.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated October 6, 2025, between us and Jefferies LLC, as the representative of the several underwriters named below of this offering, we have agreed to sell to the underwriters and the underwriters have agreed, severally and not jointly, to purchase from us the respective number of shares of common stock and pre-funded warrants shown opposite its name below:

Underwriter	Number of Pre-funded Warrants	Number of Shares
Jefferies LLC	900,000	10,075,609
H.C. Wainwright & Co., LLC	100,000	1,119,512
Total	1,000,000	11,195,121

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock, pre-funded warrants and warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the shares of common stock and pre-funded warrants and the accompanying warrants subject to its acceptance of the shares of common stock and pre-funded warrants and the accompanying warrants from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

The underwriters have not been engaged to act as warrant agent for the pre-funded warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our common stock upon the exercise of the pre-funded warrants.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock and pre-funded warrants and the accompanying warrants at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.0738 per share of common stock and $0.0738 per pre-funded warrant. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering.

Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock and/or warrants to purchase common stock.

	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	PER SHARE AND ACCOMPANYING WARRANT	TOTAL WITHOUT OPTION EXERCISE	TOTAL WITH FULL OPTION EXERCISE
Public offering price	$2.0499	$2.05	$24,999,898	$28,749,897
Underwriting discounts and commissions paid by us	$0.123	$0.123	$1,499,994	$1,724,994
Proceeds to us, before expenses	$1.9269	$1.927	$23,499,904	$27,024,904

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000. We have also agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $40,000. Additionally, the underwriters have agreed to reimburse us for certain of our expenses related to the offering.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,829,268 shares of our common stock and/or warrants to purchase 1,829,268 shares of our common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “BMEA.” We do not intend to list the warrants or the pre-funded warrants on the Nasdaq Global Select Market, any other national recognized securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We have agreed that we will not, subject to certain exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap, hedging, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of Jefferies LLC for a period of 60 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.

Our directors and executive officers, and certain of our stockholders (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 60 days after the date of this prospectus supplement with respect to our directors and executive officers (such period, the “restricted period”), may not and may not cause any of their direct or indirect affiliates to, without the prior written consent of Jefferies LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the ”lock-up securities”)), (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of lock-up securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (iv) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including:

(a)	transfers of lock-up securities:

(i)	as bona fide gifts, or for bona fide estate planning purposes,

(ii)	by will, other testamentary document or intestacy,

(iii)

to any member of the lock-up party’s immediate family or to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust,

(iv)

to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv),

(vi)

in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to direct or indirect members, partners, stockholders or other equityholders of the lock-up party;

(vii)	by operation of law,

(viii)

to us from an employee, independent contractor, or other service provider upon death, disability or termination of employment or cessation of services, in each case, of such employee, independent contractor, or service provider,

(ix)	as part of a sale of lock-up securities acquired in this offering or in open market transactions after the completion of this offering,

(x)

to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or

(xi)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all of our shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph;

(b)

exercise of the outstanding options, settlement of restricted stock units or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; and

(c)

the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that (i) such plan does not provide for the transfer of lock-up securities during the restricted period and (ii) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan during the restricted period.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, release all or any portion of the securities subject to lock-up agreements.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or through online services maintained by one or more of the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have granted Jefferies LLC a right of first refusal, for a period of 12 months from the date of the termination of the letter agreement entered into between Jefferies LLC and the Company, to act as the Company’s financial advisor in connection with any merger, consolidation, sale, transfer or other dispositions involving all or a material portion of the Company’s or any Company’s subsidiary’s stock or assets, whether in one or a series of transactions, or any restructuring transaction.

Selling Restrictions

Australia

Neither this prospectus supplement nor the accompanying prospectus is a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, or has been lodged with the Australian Securities & Investments Commission, and each is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement and the accompanying prospectus in Australia:

(A) you confirm and warrant that you are either:

∎	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

∎

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

∎	a person associated with the Company under Section 708(12) of the Corporations Act; or

∎	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this prospectus supplement and the accompanying prospectus is void and incapable of acceptance.

(B)

you warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement and the accompanying prospectus for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus supplement with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

∎	the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus supplement qualified under those securities laws as it is an

“accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73 3(1) of the Securities Act (Ontario) as applicable,
∎	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

∎	where required by law, the purchaser is purchasing as principal and not as agent, and

∎	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the representatives are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this prospectus supplement or the accompanying prospectus.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus supplement (including any amendment thereto) such as this prospectus supplement or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of Article 2 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Neither this prospectus supplement nor the accompanying prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement or the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement or the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Israel

This prospectus supplement or the accompanying prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement or the accompanying prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (FIEL), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement or the accompanying prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement or the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to section 309B(1)(a) and 309B(1)(c) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products; and MAS notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the securities or the offering may not be publicly distributed or otherwise made publicly available in Switzerland.

This prospectus supplement, the accompanying prospectus, or any other offering or marketing material relating to the offering, the Company or the securities have not been or will not be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement or accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the United Kingdom, except that the securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of securities shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the United Kingdom who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted, acknowledged and agreed to and with us and the underwriters that it is a “qualified investor” within the meaning of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in the matters relating to investments falling within Article 19(5) of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of FSMA.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement or the accompanying prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Dubai International Financial Centre

This prospectus supplement or the accompanying prospectus relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This prospectus supplement or the accompanying prospectus is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this prospectus supplement or the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial adviser.

Legal Matters

The validity of the shares of common stock offered hereby will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Cooley LLP, San Francisco, California, is acting as counsel to the underwriters in connection with this offering.

Experts

The financial statements of Biomea Fusion, Inc. incorporated by reference in this prospectus supplement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the reporting and information requirements of the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.biomeafusion.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

Incorporation of Certain Information by Reference

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

∎	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

∎	Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 5, 2025 and August 5, 2025;

∎

Current Reports on Form 8-K, filed with the SEC on January 15, 2025, February  28, 2025, March  27, 2025, June  13, 2025 and June  17, 2025, June  18, 2025, June  20, 2025, July  24, 2025, and October 6, 2025;

∎

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 28, 2025; and

∎

The description of our common stock contained in our Registration Statement on Form 8/A, dated April 14, 2021, and the description of our common stock set forth in Exhibit 4.4 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 27, 2021, including any other amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to:

Biomea Fusion, Inc.

1599 Industrial Road

San Carlos, CA 94070

(650) 980-9099

Attention: Secretary

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

From time to time, we may offer and sell up to $300,000,000 in aggregate principal amount of our Common Stock, Preferred Stock, Debt Securities, Warrants or Units, in each case in one or more issuances and at prices and on terms that we will determine at the time of the offering.

This prospectus describes the general manner in which any of these securities may be offered using this prospectus. We will specify in an accompanying prospectus supplement the terms of the securities offered and other details regarding the offering thereof. The supplement may also add, update or change information contained in this prospectus with respect to that offering.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On July 31, 2025, the closing price of our common stock, as reported on The Nasdaq Global Select Market, was $1.66 per share.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 10 of this prospectus and under any similar heading in the documents that are incorporated by reference into this prospectus, as well as “Special Note Regarding Forward-Looking Statements” on page 4 of this prospectus. You should read the entire prospectus and any applicable prospectus supplement carefully before you make your investment decision.

The securities covered by this prospectus may be sold directly by us to investors, through agents designated by us from time to time or through underwriters or dealers at prices and on terms to be determined at the time of offering. We will include in an applicable prospectus supplement the names of any underwriters or agents and any applicable commissions or discounts. Additional information on the methods of sale appears under “Plan of Distribution” in this prospectus. We will also describe in an applicable prospectus supplement the way(s) in which we expect to use the net proceeds we receive from any sale.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 15, 2025.

You should rely only on the information contained or incorporated by reference in this prospectus and in an applicable prospectus supplement to this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus we authorize to be delivered to you is accurate only as of the date of that document or any other date set forth in that document. Additionally, any information we have incorporated by reference in this prospectus or in any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference or other date set forth in that document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of securities. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When used in this prospectus, the terms “Biomea,” “we,” “our” and “us” refer to Biomea Fusion, Inc., a Delaware corporation, and its subsidiaries, if any, unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process.

Under this process, we may sell the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $300,000,000. This prospectus describes the general manner in which we may offer the securities described in this prospectus. Each time we sell securities pursuant to this registration statement, we will provide a prospectus supplement that will contain specific information about the offering and the securities offered, and may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between information in this prospectus and any accompanying prospectus supplement or free writing prospectus, you should rely on the information in the most recent applicable prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein. This prospectus may not be used to offer to sell, solicit an offer to buy or consummate a sale of our securities unless it is accompanied by a prospectus supplement.

This prospectus, together with any accompanying prospectus supplement, contains important information you should know before investing in our securities, including important information about us and the securities being offered. You should carefully read both documents, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in both this prospectus and the applicable prospectus supplement, and in particular the annual, quarterly and current reports and other documents we file with the SEC. Neither this prospectus nor any accompanying prospectus supplement is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and the applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and the applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and the applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.

We also make these documents available on our website at www.biomeafusion.com. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, filed with the SEC on May 5, 2025 and June 30, 2025, filed with the SEC on August 5, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 15, 2025, February 28, 2025, March 27, 2025, June 13, 2025, June 17, 2025, June 18, 2025, June 20, 2025 and July 24, 2025;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April  28, 2025, to the extent incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A12B, dated April  14, 2021, and as set forth by the description of the Registrant’s common stock set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, including any other amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus and the applicable prospectus supplement.

Prospective investors may obtain documents incorporated by reference in this prospectus and the applicable prospectus supplement at no cost by requesting them in writing or by telephone from us at our executive offices at:

Biomea Fusion, Inc.

1599 Industrial Road

San Carlos, CA 94070

(650) 980-9099

Attention: Secretary

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, together with any accompanying prospectus supplement, includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth, are forward-looking statements. You can identify these forward-looking statements by the use of words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under “Risk Factors” and include, among other things:

•	our financial performance;

•	the sufficiency of our existing cash, cash equivalents and restricted cash to fund our future operating expenses and capital expenditure requirements;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our anticipated use of our existing cash, cash equivalents and restricted cash;

•	the implementation of our strategic plans for our business and product candidates;

•	the size of the market opportunity for our product candidates and our ability to maximize those opportunities;

•

the initiation, timing, progress and results of our research and development programs, preclinical studies, clinical trials and investigational new drug (“IND”) applications and other regulatory submissions;

•	our ability to develop our product candidates in various oncology indications or for the treatment of type 1 and type 2 diabetes mellitus or other metabolic diseases;

•

the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates and the ability of our FUSIONTM System to generate additional product candidates with such characteristics;

•	the timing, progress and focus of our ongoing and future clinical trials, and the reporting of data from those trials;

•	the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other favorable results;

•	our plans relating to the clinical development of our product candidates, including the disease areas to be evaluated;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our plans relating to commercializing our product candidates, if approved;

•	our estimates of the patient populations addressable by our product candidates, if approved, and the number of participants that will enroll in our ongoing and planned clinical trials;

•	the expected benefits of potential future strategic collaborations with third parties and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the success of competing therapies that are or may become available;

•	the timing or likelihood of regulatory filings and approvals, including our expectation to seek special designations, such as orphan drug designation, for our product candidates;

•	our plans relating to the further development and manufacturing of our product candidates, including for additional indications that we may pursue;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available;

•	our plan to rely on third parties to conduct and support preclinical and clinical development;

•	our ability to retain the continued service of our key personnel and to identify, hire and then retain additional qualified personnel;

•	the impact of any global health emergencies or other related disruptions on our business;

•	the impact of new laws and regulations or amendments to existing laws and regulations in the United States and foreign countries;

•

unfavorable macroeconomic conditions or market volatility resulting from global economic conditions or geopolitical developments, including supply chain issues, inflationary pressures, changes in governmental agencies, international tariffs, trade protection measures, economic sanctions, economic slowdowns or recessions, acts of war, and civil and political unrest; and

•	our expectations regarding the period during which we will qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”).

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related prospectus supplement or free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). Any forward-looking statement in this prospectus or any related prospectus supplement or free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Market and Industry Data and Estimates

This prospectus, together with any accompanying prospectus supplement and the information incorporated herein or therein by reference, also contains estimates, projections and other information concerning our industry, our business and the markets for our product candidates, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. We have not independently verified the accuracy and completeness of such data, and in some cases, we do not expressly refer to the sources from which these data are derived.

Trademarks

Biomea Fusion, Inc., the Biomea logo and our other registered or common law trademarks, trade names or service marks appearing in this prospectus are owned by us. This prospectus, any applicable prospectus supplement or any information incorporated herein or therein may contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, generally appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ABOUT THE COMPANY

The following highlights information about the Registrant and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Overview

We are a clinical-stage diabetes and obesity medicines company focused on the discovery and development of oral small molecule drugs to treat patients with metabolic diseases. A covalent small molecule drug is a synthetic compound that forms a permanent bond to its target protein and offers a number of potential advantages over conventional non-covalent drugs, including greater target selectivity, lower drug exposure, and the ability to drive a deeper, more durable response. Leveraging our extensive expertise in covalent binding chemistry and development, we built our proprietary FUSION™ System discovery platform to advance a pipeline of novel small molecule product candidates.

Our lead clinical program’s drug candidate, icovamenib, is currently being developed as an orally bioavailable, and selective covalent inhibitor of menin in two clinical and multiple preclinical studies, investigating icovamenib’s potential in type 1 and type 2 diabetes, as well as its impact in obesity. Menin serves as a checkpoint to prevent beta cell proliferation. Thus, we believe inhibiting menin via icovamenib has the potential to enable the proliferation, preservation, and reactivation of healthy, function beta cells capable of producing insulin, thereby leading to long-term glycemic control in patients with type 1 and type 2 diabetes. Menin is also an important transcriptional regulator known to play a direct role in oncogenic signaling in multiple cancers and in beta cell homeostasis.

In preclinical studies, the administration of icovamenib has produced a pronounced effect in preclinical models of diabetes, normalizing glucose levels during treatment and even after drug washout. As of June 30, 2025 icovamenib is being evaluated in type 1 and type 2 diabetes across two ongoing clinical trials. With its strategic focus to become a diabetes and obesity medicines company, we plan to conclude our studies exploring icovamenib’s potential in oncology and explore partnerships to further advance our oncology assets (BMF-500, a covalent inhibitor of FLT3, currently in a Phase I study), while concentrating internal resources on metabolic disorders.

Beyond icovamenib, we are utilizing our novel FUSION™ System to pioneer treatments against other high-value genetic drivers of disease. In October 2024, we announced the nomination of BMF-650 our investigational, next-generation, oral small molecule GLP-1 RA, which is currently advancing through IND-enabling studies. With its unique pharmacokinetic profile and enhanced bioavailability, we believe BMF-650 has the potential to provide a best-in-class therapeutic option for diabetes and obesity. Our goal is to utilize our capabilities and our FUSION™ System platform to become the leader in developing covalent small molecules to maximize the depth and durability of clinical benefit when treating various diseases.

We were formed under the laws of the State of Delaware on August 9, 2017 under the name “Biomea Fusion, LLC.” On December 18, 2020, all outstanding membership interests in Biomea Fusion, LLC were converted to equity interests in Biomea Fusion, Inc. In April 2021, we completed the initial public offering (“IPO”) of our common stock.

Our principal executive offices are located at 1599 Industrial Road San Carlos, CA 94070, and our telephone number is (650) 980-9099. Our corporate website address is www.biomeafusion.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available, free of charge, on or through our website as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•

being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

We have elected to utilize the exemption for the delayed adoption of certain accounting standards, and, therefore, we will adopt new or revised accounting standards at the time private companies adopt the new or revised accounting standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies. As a result of this election, the information that we provide in this prospectus or any applicable prospectus supplement or free writing prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may continue to be a smaller reporting company after any offering under this prospectus and any accompanying prospectus supplement if either (i) the market value of our shares held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation. Further, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our common stock, preferred stock, debt securities, warrants or units, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities described in this prospectus for general corporate purposes, which may include research and development and preclinical and clinical development costs to support the advancement of our product candidates; working capital; capital expenditures; general and administrative expenses; and other general corporate purposes.

We may set forth additional information concerning our expected use of net proceeds from sales of securities in the applicable prospectus supplement relating to the specific offering. Pending use of net proceeds as described above, we may temporarily invest the net proceeds in a variety of capital preservation instruments, including high quality, investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will solely be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of senior or subordinated debt securities, warrants, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with the applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a particular type or series of securities, we will provide an applicable prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	voting or other rights;

•	rates and times of payment of interest, dividends or other payments;

•	liquidation preference;

•	original issue discount;

•	maturity;

•	ranking;

•	restrictive covenants;

•

redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;

•	any securities exchange or market listing arrangements; and

•	important U.S. federal income tax considerations.

This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement. The applicable prospectus supplement may add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. You should read the applicable prospectus supplement related to any securities being offered.

We may sell the securities directly to or through underwriters, dealers or agents. We and our underwriters, dealers or agents reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement (i) the names of the underwriters or agents and applicable fees, discounts and commissions to be paid to them; (ii) details regarding over-allotment options, if any; and (iii) net proceeds to us.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, amended and restated bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information.”

DESCRIPTION OF CAPITAL STOCK

The following summary description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our capital stock. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

Authorized Capital Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which preferred stock is undesignated. As of June 30, 2025, we had 58,127,256 shares of our common stock outstanding and no shares of preferred stock outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. When we issue shares of common stock under this prospectus, when issued and paid for, the shares will validly issued, fully paid and non-assessable.

Exchange Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BMEA.” On July 31, 2025, the closing price for our common stock, as reported on The Nasdaq Global Select Market, was $1.66 per share. As of June 30, 2025, we had approximately 33 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 28 Liberty Street, Floor 53, New York, NY 10005.

Preferred Stock

Undesignated Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. We have no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock in one or more series and determine the number of shares in the series and its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Examples of rights and preferences that the board of directors may fix are:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption; and

•	liquidation preferences.

The existence of authorized but unissued shares of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer, stockholder or stockholder group. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future. The issuance of shares of undesignated preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Additional Series of Preferred Stock

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of any additional series of preferred stock we may offer pursuant to this prospectus. This description and the applicable prospectus supplement will include:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not be subject to any preemptive or similar rights.

Registration Rights

Certain holders of our common stock, or their transferees, are entitled to the registration rights set forth below with respect to registration of the resale of such shares under the Securities Act pursuant to the investors’ rights agreement, by and among us and certain of our stockholders. Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions and limitations, to limit the number of shares the holders may include.

Demand Registration Rights

Certain major investors holding, collectively, 40% of registrable securities, or a lesser percent if the anticipated aggregate offering price exceeds $15.0 million, net of selling expenses, may request that we register all or a portion of their shares, subject to certain specified exceptions. If any of these holders exercises its demand registration rights, then holders of approximately 9.1 million shares of our common stock will be entitled to register their shares, subject to specified conditions and limitations in the corresponding offering.

“Piggyback” Registration Rights

In the event that we propose to register any of our securities under the Securities Act in an offering, either for our own account or for the account of other security holders, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to specified conditions and limitations.

Form S-3 Registration Rights

Certain major investors holding at least 20% of registrable securities may, on not more than two registrations on Form S-3 within any 12-month period, request that we register all or a portion of their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to specified exceptions. Such request for registration on Form S-3 must cover securities with an aggregate offering price which equals or exceeds $5.0 million, net of selling expenses. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Expenses of Registration

We will pay the registration expenses, other than underwriting discounts, selling commissions and stock transfer taxes, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described above.

Termination of Registration Rights

The demand, piggyback and Form S-3 registration rights described above will terminate upon the earliest of (i) with respect to each stockholder, such date, on or after the completion of our IPO, on which all registrable shares held by such stockholder may immediately be sold during any 90-day period pursuant to Rule 144 of the Securities Act, (ii) the occurrence of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect and (iii) the fifth anniversary of our IPO.

Authorized but Unissued Capital Stock

The Delaware General Corporation Law (“DGCL”) does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Delaware Anti-Takeover Law

Certain provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware anti-takeover statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Undesignated preferred stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Special stockholder meetings

Our amended and restated certificate of incorporation provides that a special meeting of stockholders may be called at any time by our board of directors, but such special meetings may not be called by the stockholders or any other person or persons.

Requirements for advance notification of stockholder nominations and proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

No stockholder action by written consent

Our amended and restated certificate of incorporation does not allow stockholders to act by written consent without a meeting.

Classified board; election and removal of directors; filling vacancies

Our board of directors is divided into three classes, divided as nearly as equal in number as possible. The directors in each class serve for a three-year term, one class being elected each year by our stockholders, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors. Our amended and restated certificate of incorporation provides for the removal of any of our directors only for cause and requires a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock. Any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by a resolution of the board of directors unless the board of directors determines that such vacancies shall be filled by the stockholders.

This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Choice of forum

Our amended and restated certificate of incorporation and amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or stockholders to us or to our stockholders; any action asserting a claim against us arising pursuant to the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended from time to time); or any action asserting a claim against us that is governed by the internal affairs doctrine. As a result, any action brought by any of our stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action against us or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by us, our officers and directors, employees and agents, including the underwriters and any other professional or entity who has prepared or certified any part of this prospectus. Nothing in our amended and restated certificate of incorporation and amended and restated bylaws preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action the subject matter of which is within the scope described above is filed in a court other than a court located within the State of Delaware, or a Foreign Action, in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our amended and restated certificate of incorporation and amended and restated bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our amended and restated certificate of incorporation and amended and restated bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Amendment of charter provisions

The amendment of any of the above provisions in our amended and restated certificate of incorporation, except for the provision making it possible for our board of directors to issue undesignated preferred stock, requires approval by a stockholder vote by the holders of at least 66-2/3% of the voting power of the then outstanding voting stock.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

•	the maturity date;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries;

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities-General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a market maker or into an existing trading market on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales through Agents

We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on The Nasdaq Global Select Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

At-the-Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, San Francisco, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Biomea Fusion, Inc. incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

11,195,121 Shares of Common Stock

Pre-funded Warrants to Purchase up to 1,000,000 Shares of Common Stock

Warrants to Purchase up to 12,195,121 Shares of Common Stock (or Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

Book-Running Manager

Jefferies

Lead Manager

H.C. Wainwright & Co.

October 6, 2025